UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 5, 2008

PULMO BIOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50678	20-5622985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Park Avenue, Suite 7B

New York, New York 10028-0912

(Address of principal executive offices, including zip code)

(646) 827-9362

(Registrant's telephone number, including area code)

Acorn Acquisition Corp.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Alain U. Vetterli resigned as President, Treasurer, Secretary, Chief Executive Officer, Chief Financial Officer and as a Director of Pulmo BioTech Inc., a Delaware corporation and successor by merger to Acorn Acquisition Corp. (the "Company") effective March 5, 2008.  His notice of resignation indicated that he felt his job was done after completing the merger (the "Merger") of Lumen Medical Inc. ("Lumen") with and into the Company.

Garry McCann was appointed to fill the vacancy caused by Mr. Vetterli's resignation as a director of the Company and was elected to fill the vacancies caused by Mr. Vetterli's resignation as President, Treasurer, Chief Executive Officer and Chief Financial Officer of the Company. Peter B. Hirshfield was elected to fill the vacancy caused by Mr. Vetterli's resignation as Secretary of the Company.

Mr. McCann, age 49, was the President, Chief Executive Officer and Chief Financial Officer of Lumen from its incorporation in February 2006 until February 29, 2008, the effective date of the Merger, and has since 2004 been the Managing Director of MC&C Ltd, a business consulting company. Between 1997 and 2004, Mr. McCann was the Managing Director of NE Technology Ltd, a global leader in the design and manufacture of radiation detection equipment. Mr. McCann has an MBA from Warwick University Business School and a BSc in Physics from the University of Surrey.

Peter B. Hirshfield, age 61, was the Secretary of Lumen from its incorporation in February 2006 until February 29, 2008, the effective date of the Merger, and has over 35 years of experience as outside general counsel specializing in corporate, business and securities law.  In September 2004, Mr. Hirshfield founded Hirshfield Law, a New York City law firm that represents emerging companies and entrepreneurs in all stages of their business life, from formation and routine business matters, through regulatory compliance, capital raising, restructuring, joint ventures, and merger and acquisition transactions. Mr. Hirshfield has represented participants in reverse merger transactions and currently represents several public companies and a number of private companies. Prior to founding Hirshfield Law, Mr. Hirshfield gained broad experience as a partner in several prominent New York City law firms and as at associate at Cravath, Swaine & Moore. Mr. Hirshfield received his BA majoring in history from Brandeis University, Waltham MA, and his JD degree from New York University Law School, where he was Article & Book Review Editor of the NYU Law Review and a John Norton Pomeroy Scholar. Mr. Hirshfield was admitted to the California Bar, where he is currently on inactive status, and is active member of the New York Bar.

Item 8.01. Other Events.

On February 29, 2008 the previously announced Merger of Lumen with and into Acorn Acquisition Corp. became effective.  Pursuant to the terms of the Merger, the name of the surviving entity was changed to Pulmo BioTech Inc. and each outstanding share of Lumen now represents the right to receive 3,125 shares of Common Stock of the Company. The Company has applied to change its trading symbol from ACAQ to one more closely associated with its new name.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2008

PULMO BIOTECH INC.

By:  /s/ Peter B. Hirshfield________

             Peter B. Hirshfield.

             Secretary